SETTLEMENT AGREEMENT AND GENERAL RELEASE

          THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (hereinafter "Agreement"), made and entered into on the 24th day of April, 2001 (the "Agreement Date"), is by and between SARA V. TRABERMAN (hereinafter "Traberman") and Emerging Vision, Inc. f/k/a Sterling Vision, Inc. (together with its wholly owned subdivisions, hereinafter the "Company").

          WHEREAS, effective May 31, 2001, Traberman submitted a notice of resignation to the Company on or about March 2, 2001; and

          WHEREAS, each party has asserted certain claims against the other party and both parties now desire to effect the complete extinguishment of any actual, asserted or prospective claim against one another.

          NOW, THEREFORE, in consideration of the payment described in Section 2 and other good and valuable consideration, the receipt of which are hereby acknowledged, the Company and Traberman agree as follows:

1. Entire Agreement. This Agreement and its exhibits constitute the complete and entire agreement of the parties and supercedes any and all other agreements between the parties. No oral statement or prior written agreement or matter, extrinsic of this Agreement, shall have any force or effect, including Traberman's Employment Agreement dated February 22, 2000 and the amendment to the Employment Agreement dated February 23, 2000. In executing this Agreement, the parties are not relying on any representations, promises, warranties, covenants or undertakings other than those expressly set forth in this Agreement. Each of the parties acknowledges that none of them has been induced to execute this Agreement by reason of any representation or promise by or on behalf of any other party not herein contained, nor by reason of any failure by or on behalf of any other party to divulge any fact or facts, nor by any fraud, pressure or undue influence, and that none of the parties will, under any circumstances, assert or claim any invalidity of this Agreement, or any provision hereof based upon the foregoing. Traberman acknowledges that the waivers of contractual rights she has made in this Agreement are knowing, conscious and voluntary and are made with full appreciation that Traberman is forever foreclosed from pursuing any of the rights so waived.

2.       Consideration.

a. In consideration for Traberman's execution of, and compliance with, this Agreement (and subject to Traberman not revoking this Agreement during the Revocation Period), the Company, in addition to the stock options granted Traberman pursuant to sub-paragraph (b) of this Section 2, and pursuant to the allocation set forth in sub-paragraph (c) of this Section 2, shall make a payment to Traberman in the amount of $750,000.00, plus salary accrued and unpaid as of the Agreement Date, less applicable payroll deductions and other withholdings (the "Payment Amount"). This Payment Amount shall be held in escrow as of the Agreement Date and (subject to Traberman not revoking this Agreement during the Revocation Period) made to Traberman on the Effective Date (as defined in Section 17) as set forth in Section 3.

b. Stock Options. Subject to Traberman not revoking this Agreement during the Revocation Period, all stock options heretofore granted to Traberman by the Company, including the grant of options to purchase 400,000 shares of the Common Stock of the Company on February 22, 2000, are hereby cancelled as of the Effective Date, and, as further consideration for Traberman's execution of the Agreement, the Company will grant Traberman 125,000 stock options as of the Effective Date in accordance with the terms of the Non-Qualified Stock Option Agreement, attached hereto as Exhibit A.

c. Allocation of Payment Amount. The Payment Amount is allocated as follows:
Salary - $298,200 (based on salary payable under the terms of Traberman's Employment Agreement), plus $7,269.23 (based on the two weeks and two days of salary accrued and unpaid as of the Agreement Date); and Cancellation of Stock Options - $451,800 (based on the cancellation of all stock options heretofore granted to Traberman by the Company, including the grant of options to purchase 400,000 shares of the Common Stock of the Company on February 22, 2000).

d. Expenses. Traberman is entitled to reimbursement in accordance with the Company's existing business expense reimbursement policies for all ordinary and necessary business expenses incurred through March 22, 2001 in the performance of her duties as an officer of the Company subject to the Company's receipt of appropriate documentation thereof by no later than the Effective Date.

e. Non-Competition and Non-Solicitation. Traberman understands that the Traberman Employment Agreement contains a Non-Competition and Non-Solicitation provision in favor of the Company (Article 5). Traberman acknowledges that as further consideration for Traberman's execution of this Agreement, the Company has agreed, subject to Traberman's execution of this Agreement and compliance with its terms, effective as of the Effective Date of this Agreement, to release Traberman from her obligations pursuant to the Non-Competition and Non-Solicitation provisions of the Employment Agreement, it being specifically understood and agreed that such release shall in no way be deemed to limit and/or otherwise release Traberman from her obligation pursuant to Section 7 of this Agreement.

f. Acknowledgment. Traberman hereby acknowledges that, notwithstanding the effective date of her resignation, she is entitled to receive salary from the Company only up to the Agreement Date. Traberman also acknowledges that, as of the Agreement Date, and upon receipt of the payments and other consideration described in this Section 2, the Traberman Affiliates (as defined below) have received all salary, vacation pay and other compensation due from the Company Affiliates. Traberman also acknowledges and agrees that the payments and covenants provided pursuant to this Agreement are in full discharge of any and all liabilities and obligations of the Company to her, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of the Company and/or any alleged understanding or arrangement between Traberman and the Company and exceed any beneficial or other thing of value to which she might have otherwise been entitled. The Company hereby acknowledges and agrees that the payments and covenants provided pursuant to this Agreement are in full discharge of any and all liabilities and obligations of Traberman to the Company, monetarily or with respect to any alleged written or oral employment agreement and/or any alleged understanding or arrangement between the Company and Traberman.

3.       Payment.

On the Agreement Date, pursuant to and subject to the terms of the Escrow Agreement attached hereto as Exhibit "B," the Company will deliver the Payment Amount into an escrow account established at Proskauer Rose LLP (the "Escrow Agent") by wire transfer made payable to the order of the Escrow Agent. Upon receipt of the Payment Amount, the Escrow Agent will promptly advise Traberman of its receipt by faxing notice to Robert A. Goldstein, Esq., 1350 Avenue of the Americas, 29th floor, New York, New York 10019 (fax: 212-581-8958) and to Traberman (fax: 201.493.9621). Subject to the terms of the Escrow Agreement, no later than the close of business on the Effective Date, the Escrow Agent will initiate delivery of the Payment Amount by wire transfer to Traberman pursuant to the following wiring instructions: Citibank, N.A.; New York, New York; ABA# 021000089; Acct.# 37158274; Attn: Elliot Schrieber and Sara V. Traberman.


4.       Releases.

a. For and in consideration of the payments to be made and the promises and obligations set forth in this Agreement, and subject to the Company's execution of this Agreement and compliance with its terms, Traberman, on behalf of herself and her heirs, dependents, executors, administrators, trustees, agents, attorneys, employees, fiduciaries, legal representatives and assigns, whether acting as agents for Traberman or in their individual capacities (collectively together with Traberman hereinafter referred to as the "Traberman Affiliates"), hereby forever release and discharge the Company and any of their parent corporations, their past and/or present subsidiaries, divisions, affiliated entities, successors and assigns, and all of its or their past and/or present officers, agents, attorneys, employees, fiduciaries, trustees, administrators and assigns, whether acting as agents for the Company or in their individual capacities (collectively together with the Company hereinafter referred to herein as the "Company Affiliates"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which any of the Traberman Affiliates ever had, now have, or hereafter may have against any of the Company Affiliates by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or other matter up to and including the date Traberman signs this Agreement.

b. Without limiting the generality of the foregoing, the Traberman Affiliates release and discharge the Company Affiliates from: (i) any claim under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Texas Labor Code, the Texas Employment Discrimination Law, and the Texas Disability Discrimination Law, the New York State Human Rights Law, the New York City Administrative Code, and/or any other federal, state or local law (statutory or decisional) or ordinance prohibiting employment discrimination; (ii) any claim under the Family and Medical Leave Act ("FMLA"); (iii) any claim under the Employee Retirement Income Security Act of 1974 ("ERISA"), except for claims for accrued, vested benefits under any employee benefit pension plan of the Company;
(iv) any claim under the Age Discrimination in Employment Act ("ADEA"); (v) any claim for breach of contract (express or implied), fraud, wrongful or constructive discharge, retaliatory discharge, emotional distress or compensatory or punitive damages; (vi) any claim in connection with, related to, or arising out of Traberman's employment with the Company, the terms and conditions of Traberman's employment, the separation or termination of such employment, any of the events relating directly or indirectly to or surrounding that separation or termination, and/or any other agreement, understanding, relationship or arrangement with the Company; and (vii) any claim for attorneys' fees, costs, disbursements and the like; which any of the Traberman Affiliates ever had, now have, or hereafter may have against any of the Company Affiliates by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or other matter up to and including the date on which Traberman signs this Agreement.

c. Traberman acknowledges and agrees that by virtue of the foregoing, she has waived any relief available to the Traberman Affiliates (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Section 4. Therefore, Traberman agrees that the Traberman Affiliates will not seek or accept any award or settlement arising from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency and excluding any award or settlement from a claim under the ADEA) with respect to any claim or right waived in this Agreement. If, notwithstanding the foregoing promises, any of the Traberman Affiliates sues or commences any proceeding against the Company Affiliates (unless compelled by legal process or court order and excluding a claim under the ADEA), Traberman shall be required, to the maximum extent permitted by law, to indemnify and hold harmless the Company Affiliates from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities, and attorneys' fees and other expenses which result from, or are incident to, such suit or proceeding.

d. For and in consideration of the promises and obligations set forth in the Agreement, and subject to Traberman's execution of this Agreement and compliance with its terms, the Company Affiliates hereby forever release and discharge all of the Traberman Affiliates from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local, or otherwise), whether known or unknown, which any of the Company Affiliates ever had, now have or hereafter may have against any of the Traberman Affiliates by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence or other matter arising out of her employment with the Company, up to and including the date of the execution of this Agreement.

e. The Company acknowledges and agrees that by virtue of the foregoing, the Company has waived any relief available to the Company (including without limitation, monetary damages and equitable relief) under any of the claims and/or causes of action waived in this Section 4. Therefore, the Company agrees that the Company Affiliates will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement. The Company further agrees, to the maximum extent permitted by law, that the Company Affiliates will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding (unless compelled by legal process or court order), against any of the Traberman Affiliates, with respect to any claim released herein. The Company also warrants and represents that as of the date the Company signs this Agreement, none of the Company Affiliates has taken or engaged in any of the acts described in the foregoing sentences. If, notwithstanding the foregoing promises, any of the Company Affiliates violates this Section 4, the Company shall be required, to the maximum extent permitted by law, to indemnify and hold harmless the Traberman Affiliates from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities, and attorneys' fees and other expenses which result from, or are incident to, such violation.

f. The parties agree that Traberman and Balfour Investors Incorporated and Jay Goldsmith will each provide the other mutual general releases in the form annexed to this Agreement as Exhibit "C."

5.       Covenant Not To Sue.

a. Except as to Traberman's rights to enforce the terms of this Agreement and to exercise her rights to the stock options issued pursuant to this Agreement, Traberman agrees, to the extent permitted by law, that she will not commence, maintain, prosecute, initiate, or instigate any investigation, action or proceeding of any kind (including administrative or court proceedings) against the Company Affiliates with respect to any act, omission, transaction or occurrence from the beginning of the world up to and including the date of this Agreement (excluding claims under the ADEA). Traberman warrants and represents that none of the Traberman Affiliates has commenced, or been party to, any action or proceeding or court complaints or proceedings of any kind (on their own behalf and/or on behalf of any other person and/or as a member of any class of persons) against or involving any of the Company Affiliates.

b. Except as to the Company's right to enforce the terms of this Agreement, the Company agrees, to the extent permitted by law, that the Company will not commence, maintain, prosecute, initiate, or instigate any investigation, action or proceeding of any kind (including administrative or court proceedings) against the Traberman Affiliates with respect to any act, omission, transaction or occurrence from the beginning of the world up to and including the date of this. The Company warrants and represents that none of the Company Affiliates have commenced, or been party to, any action or proceeding or court complaints or proceedings of any kind (on their own behalf and/or on behalf of any other person and/or as a member of any class of persons) against or involving any of the Company Affiliates.

6.       Non-Disparagement.

a. Traberman hereby agrees not to make any statements (orally or in writing) or take any actions, which in any way disparage, or which could harm the reputation or goodwill of the Company or any of the other Releasees, or in any way, directly or indirectly, cause, encourage or condone the making of such statements or the taking of such actions by anyone else.

b. The Company hereby agrees that its officers and directors will not make any statements or take any actions, which in any way disparage, or which could harm the reputation of Traberman, or in any way, directly or indirectly, cause, encourage or condone the making of such statements or the taking of such actions by anyone else.

7.       Confidential and Proprietary Information.

7.1. Company Property. All information, data, computer and/or source code or programs, databases or other information that Traberman has created, learned or generated for the Company while employed belongs to the Company. Traberman hereby represents that she has returned all information, documents, electronic files, electronic records and databases, and all copies of such information that Traberman received, created, learned or generated as an employee of the Company by the Effective Date and that she will not make use of such property for any purpose other than pursuant to this Agreement. Traberman agrees that she will return to the Company all copies of the Company's Confidential Information (defined below) that she locates in the future.

7.2. Confidential Information. Traberman acknowledges that, during the course of her employment with the Company, she had access to information relating to the Company's business that provides the Company with a competitive advantage (or that could be used to the Company's disadvantage by a competitor), that is not generally known by persons not employed by the Company and that could not easily be learned or determinated by someone outside the Company ("Confidential Information"). Confidential Information includes, but is not limited to:

i.       the identity of the Company's past, present and prospective clients;
ii.      the Company's products and its pricing of those products;
iii. the identity of suppliers from which the Company obtains products for its clients, and the terms and conditions on which the Company transacts business with those suppliers;
iv. the types of services the Company provides and the Company's internal corporate policies related to those services;
v.       the individual services purchased by or for the Company's clients;
vi. the individual specifications or characteristics of products or services ordered by the Company's clients;
vii.     the Company's business strategies;
viii. confidential information, including names, addresses and telephone numbers of the Company's clients and the Company's contacts at those clients;
ix. the transactions in which the Company's clients are engaged or are considering engaging;
x. information concerning the Company's financial condition and performance and the compensation paid to its other employees.

Confidential Information shall not, however, include information that is or becomes generally known outside the Company through no act or failure to act by Traberman.

7.3. Duty Of Confidentiality. Traberman agrees to use her best efforts to maintain the confidentiality of the Confidential Information and to safeguard such Confidential Information. Traberman also agrees that she will not directly or indirectly use or disclose such Confidential Information. The rights set forth herein are in addition to all rights the Company may have under the common law or applicable statutory laws relating to the protection of trade secrets.

7.4. Injunctive Remedies. Traberman acknowledges and agrees that monetary damages will not be an adequate remedy for a breach by Traberman of any of the provisions of this Agreement and that irreparable injury will result to the Company, and its business and property, in the event of such a breach. Accordingly, Traberman acknowledges that the Company may, in addition to recovering legal damages, including lost revenues, take appropriate actions to enjoin Traberman from violating Section 7 of this Agreement.

7.5. Exclusions. Anything to the contrary herein notwithstanding, Traberman's obligations with respect to Confidential Information under Sections 7.1 and 7.3 above shall not apply to any Confidential Information that in whole or in part:
(a) Traberman solely or jointly conceived, developed, authored, reduced to practice or otherwise produced prior to her employment by the Company; (b) was developed entirely on her own time; (c) as to which no equipment, supplies, facility, services, or trade secret information of Company were used in its development; (d) does not relate (i) directly to the retail optical business of Company or (ii) to the actual or demonstrably anticipated business, research or development of Company relative to the retail optical business; or (e) does not result from any work performed by Traberman for Company.

8.       Litigation.

a. Each party agrees that they will cooperate with the other party and/or its affiliates and their counsel in connection with any investigation, administrative proceeding or litigation relating to any matter that occurred during the period of time in which Traberman was employed by the Company, in which the party was involved or of which the party has knowledge.

b. Each party agrees that, in the event that they are subpoenaed by any person or entity (including, but not limited to, any government agency) to provide documents or to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to or arose from Traberman's employment by the Company and/or its affiliates, that party will give prompt written notice of such request to counsel of record for the other party (the Company's Chief Executive Officer, or his designee, for the Company and Robert A. Goldstein, Esq., 1350 Avenue of the Americas, 29th floor, New York, New York 10019 (fax: 212-581-8958) for Traberman) and will make no disclosure until the other party and/or its affiliates have had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure, unless they are otherwise compelled to do so by law.

c. The Company will reimburse Traberman for any reasonable expenses incurred as a result of her cooperation pursuant to this paragraph, provided Traberman supplies appropriate documentation of such expenses.

9. Non-Waiver. The waiver by either party of any breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of the waiving party's rights upon any subsequent breach.

10. Successors and Assigns. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and assigns.

11. Amendment or Modifications. No amendment or modification of this Agreement or of any covenant, condition or limitation of this Agreement, shall be binding and valid unless contained in a writing executed by Traberman and an authorized representative of the Company. No evidence of any amendment or modification shall be offered or received in evidence in any proceeding between the parties hereto arising out of or effecting this Agreement or the rights or obligations or any party hereunder, unless such amendment or modification is in writing and duly executed by Traberman and an authorized representative of the Company. It is further agreed that the provisions of this Section may not be waived.

12. Governing Law. This Agreement shall be governed by, interpreted, and construed in accordance with the laws of the State of New York.

13. Attorney Fees. The Company agrees to pay Traberman's reasonable attorney's fees in connection with this matter up to $10,000.

14. Jurisdiction. With the exception of a claim for injunctive relief, for which jurisdiction shall be reserved in the federal and/or state courts in New York County and with respect to which the parties consent to personal jurisdiction, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration, in the County of New York, in accordance with the Employment Rules of the American Arbitration Association (the "AAA") as then in effect. The decision of the arbitrator(s) shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. To the extent permitted by law, the prevailing party will be entitled to all reasonable attorneys' fees and costs incurred in such arbitration.

15. Severability & Construction. Upon any finding by a court or agency of competent jurisdiction that the release and covenants provided for in this Agreement are illegal, void, or unenforceable, each party agrees that, at the reasonable request of the other party, to execute a release, waiver and/or covenant that is legal and enforceable. Further, with the exception of a claim under the ADEA, if any of the Traberman Affiliates seeks to challenge the validity of or otherwise vitiate this Agreement or any provision thereof (including, without limitation, Section 4), Traberman shall, to the maximum extent permitted by law, be required to immediately repay to the Company the amount paid to Traberman pursuant to this Agreement. Additionally, if any of the Company Affiliates seeks to challenge the validity of or otherwise vitiate this Agreement or any provision thereof (including, without limitation, Section 4), the Company shall be required to immediately pay to all monies due and owing under the Employment Agreement.


16.      Voluntary Agreement.

a. Traberman acknowledges that: (a) she has carefully read this Agreement in its entirety; (b) she has been advised by Releasees in writing to consult with an attorney of her choosing in connection with this Release; (d) she fully understands the significance of all of the terms and conditions of this Release;
(e) she has discussed it with her independent legal counsel, or has had a reasonable opportunity to do so; (f) she has had answered to her satisfaction any questions she has asked with regard to the meaning and significance of any of the provisions of this Release; and (g) she is signing this Release voluntarily and of her own free will and assents to all the terms and conditions contained herein.

b. The Company acknowledges that: (a) it has carefully read this Agreement in its entirety; (b) it has had an opportunity to consider fully the terms and conditions of this Agreement and it fully understands the significance of all such terms and conditions; (c) it has been represented by its independent legal counsel and has discussed the terms and conditions of this Agreement with such counsel; and (d) it is signing this Agreement voluntarily and of its own free will and assents to all the terms and conditions contained herein.

17. Consideration and Revocation Periods. Traberman understands that she will have at least 21 days (the "Consideration Period") from the date of receipt of this Agreement to consider the terms and conditions of this Agreement. Traberman may accept this Agreement by signing it and returning it to: Emerging Vision, Inc., 1500 Hempstead Turnpike, East Meadow, NY 11554, Attn: George Papadopoulos, with a copy to Proskauer Rose LLP, 1585 Broadway, New York, NY 10036, Attn:
Christopher Kelly (fax: 212.969.2900). After executing this Agreement, Traberman shall have seven days (the "Revocation Period") to revoke this Agreement by indicating her desire to do so in writing delivered to George Papadopoulos at his address above (or by fax at 516.390.2140) and to Christopher Kelly at his address above (or by fax at 212.969.2900) by no later than 5:00 pm on the seventh day after the date she signs this Agreement. The effective date of this Agreement shall be the eighth day after Traberman signs the Agreement (the "Effective Date"). If the last day of the Consideration Period or Revocation Period falls on a Saturday, Sunday or holiday, the last day of the Consideration Period or Revocation Period, as applicable, will be deemed to be the next business day. In the event Traberman does not accept this Agreement as set forth above, or in the event she revokes this Agreement during the Revocation Period, this Agreement, and the transactions contemplated hereby, including but not limited to the obligation of the Company to provide the payment and other benefits provided herein (including, but not limited to the payment referred to in Sections 2 and 3 above), shall be deemed automatically null and void.


Dated:____________________                  __________________________
Sara V. Traberman


Witness
Name:


Emerging Vision, Inc.

Dated:____________________                  __________________________
By:
Its:

Witness
Name:

                                                                       EXHIBIT A

                      NON-QUALIFIED STOCK OPTION AGREEMENT


Emerging Vision, Inc.
1500 Hempstead Turnpike
East Meadow, New York 11554


                                                                  April 24, 2001

Ms. Sara V. Traberman
81 Avondale Road
Ridgewood, NJ 07450

Dear Ms. Traberman:

                  This Agreement confirms Emerging Vision, Inc.'s (the "Company") grant of a Non-Qualified Stock Option to you effective as of April 24, 2001, under the Emerging Vision, Inc. 1995 Stock Incentive Plan (the "Plan"), upon the following terms and conditions:

1. Grant of Option. Pursuant to the action of the Company's Compensation Committee, the Company hereby grants to you a Non-Qualified Stock Option (hereinafter referred to as the "Option") to purchase, subject to the terms and conditions hereinafter set forth, 125,000 shares of the Common Stock of the Company (the "Common Shares"), at a per share purchase price equal to $0.29 (the "Purchase Price"). The number of shares under the Option and the Purchase Price thereof shall be adjusted by the Committee, and you shall be entitled to such adjustment, upon the occurrence of any event described in Section 2.4 of the Plan. An equitable adjustment shall be determined by the Committee in good faith.

2. Times of Exercise and Term of the Option. The Option shall be exercisable for all of the Common Shares. If fewer than the number of Common Shares then available for purchase pursuant to the Option are purchased at any time under this Agreement, you may purchase the remaining Common Shares at any subsequent time during the term of the Option. The Option is for a term of five years and shall expire, in its entirety, on April 24, 2006 (the "Option Expiration Date"). The Option shall not terminate prior to the Option Termination Date by reason of the termination of your employment. The Option may not be exercised for fractional shares.

Notation of any partial exercise will be made by the Company on Schedule 1 annexed hereto.

3. Method of Exercise and Payment. Exercise of the Option shall be by written notice, in a form substantially as attached to this Agreement as Schedule A, delivered or mailed to the Secretary of the Company at its principal office specifying the number of Common Shares as to which the Option is being exercised and identifying the Option by date of grant. Such notice shall be accompanied by the full amount of the Option exercise price for the Common Shares to be purchased in cash or by certified check or, if approved by the Compensation Committee, in its sole and absolute discretion, by delivery of your promissory note payable to the Company, or by delivery of whole Common Shares owned by you ("Optionee Stock") in full or partial payment of the exercise price. You will receive a credit against the purchase price of the Common Shares as to which the Option is being exercised equal to the Fair Market Value (as defined in the Plan) of such Optionee Stock as of the close of the business day immediately preceding the date of delivery of the notice of election to exercise the Option. Any Common Shares of Optionee Stock being delivered must be accompanied by a duly executed assignment to the Company, in blank, or with stock powers attached, together with a written representation that such Common Shares of Optionee Stock are owned by you, free and clear of all liens, claims and encumbrances, and such other representations as the Company shall reasonably determine. Only whole Common Shares of Optionee Stock with a Fair Market Value up to, but not exceeding, the Purchase Price of the Common Shares as to which the Option is being exercised will be accepted hereunder. Delivery of the Common Shares of Optionee Stock may be made at the office of the Company or at the offices of the transfer agent appointed for the transfer of the Common Stock of the Company.

It shall be a condition to the Company's obligation to deliver Common Shares upon exercise of any portion of the Option that you pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise with respect to the Option.

4. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of such Plan as if the same were fully set forth herein, and receipt of a copy of such Plan is hereby acknowledged. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.

5. Shareholder Rights. You shall not be, nor have any of the rights or privileges of, a holder of Common Shares in respect of any Common Shares purchasable upon the exercise of the Option, including any rights regarding voting or payment of dividends, unless and until a certificate representing such Shares has been, or pursuant to the Plan is required to be, delivered to you.

6. Non-Transferability. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution.

7. Securities Law Requirements. You hereby acknowledge that in the event the Registration Statement (pursuant to which the Common Shares were registered under the Securities Act of 1933, as amended (the "Act") is not then effective, no Common Shares issuable upon the exercise of the Option shall be issued and delivered unless and until there shall have been full compliance with all applicable requirements of the Act and any other requirements of law or of any regulatory body having jurisdiction over such issuance and delivery (collectively, the "Securities Laws"). Without limiting the foregoing, you hereby agree that you will not sell or transfer any Common Shares subject to the Option unless and until there shall have been full compliance, by you, with the Securities Laws.

8. Miscellaneous. This Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees; (b) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES; and (c) may not be amended except in writing.

It is your intent and that of the Company that this Non-Qualified Stock Option is not classified as an Incentive Stock Option and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

To confirm your acceptance of the foregoing, please sign and return one copy of this Agreement to: Emerging Vision, Inc., 1500 Hempstead Turnpike, East Meadow, New York 11554.

                                            EMERGING VISION, INC.


                                            By:____________________________
                                               George D. Papadopoulos
                                               Senior Vice President and
                                               Chief Financial Officer


AGREED:

__________________________________
Sara V. Traberman


Date:____________________________

SCHEDULE A

STOCK OPTION EXERCISE FORM

-------------------------
(Date)

Emerging Vision, Inc.
1500 Hempstead Turnpike
East Meadow, NY 11554
Attn: Secretary

Dear Sirs:

          The undersigned elects to exercise his/her Option to purchase ___________ shares, $.01 par value, of the Common Stock of Emerging Vision, Inc. (f/k/a Sterling Vision, Inc.; hereinafter the "Company) under and pursuant to the Non-Qualified Stock Option Agreement (the "Agreement") between the Company and the undersigned dated as of ____________________.

         Delivered herewith in payment of the option price is:

i.       a certified check, in the amount of $_______________ and/or

ii/. certificate(s) for _________ shares of Common Stock of the Company, valued at $____________ per share, with appropriate stock powers attached thereto, which shares are owned by the undersigned free and clear of all liens, claims and encumbrances.

         If the shares of the Company's Common Stock to be delivered to the undersigned upon this exercise of the Option granted under the Agreement are not subject to a current registration statement filed under the Securities Act of 1933, as amended (the "Act"), the undersigned hereby represents and agrees that all of the shares of Common Stock being purchased hereunder are being acquired for investment purposes only, and not with a view to the sale or distribution thereof, and that the undersigned understands that such shares of Common Stock are not currently registered under the Act and may not be sold, pledged, hypothecated, alienated or otherwise assigned or transferred in the absence of registration under the Act or an opinion of counsel which opinion is reasonably satisfactory to the Company, to the effect that such registration is not required.

                                           Very truly yours,


                                           ____________________
                                           Optionee

                                                                       EXHIBIT B

                                ESCROW AGREEMENT

Dated: April 24, 2001


          The parties to this agreement are Sara V. Traberman ("Traberman"), Emerging Vision, Inc. ("EVI") and Proskauer Rose LLP (the "Escrow Agent").

          Traberman and EVI have entered into a Settlement Agreement and General Release dated April 24, 2001 (the "Settlement Agreement") (all capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Settlement Agreement);

          According to Section 3 of the Settlement Agreement:

          On the Agreement Date, pursuant to and subject to the terms of the Escrow Agreement attached hereto as Exhibit "B," the Company will deliver the Payment Amount into an escrow account established at Proskauer Rose LLP (the "Escrow Agent") by wire transfer made payable to the order of the Escrow Agent. Upon receipt of the Payment Amount, the Escrow Agent will promptly advise Traberman of its receipt by faxing notice to Robert A. Goldstein, Esq., 1350 Avenue of the Americas, 29th floor, New York, New York 10019 (fax: 212-581-8958) and to Traberman (fax:
     201.493.9621). Subject to the terms of the Escrow Agreement, no later than the close of business on the Effective Date, the Escrow Agent will initiate delivery of the Payment Amount by wire transfer to Traberman pursuant to the following wiring instructions: Citibank, N.A.; New York, New York; ABA# 021000089; Acct.# 37158274; Attn: Elliot Schrieber and Sara V. Traberman.

                  Accordingly, the parties agree as follows:

                  1.       Appointment of Escrow Agent.
                           ---------------------------

          Traberman and EVI appoint Proskauer Rose LLP as Escrow Agent, and Proskauer Rose LLP accepts that appointment and agrees to hold and dispose of the Escrow Deposit (as defined below) in accordance with the terms of this agreement. The Escrow Agent acknowledges receipt, by wire transfer of immediately available funds, of the Payment Amount (the "Escrow Deposit").

                  2.       Investment.
                           ----------

          The Escrow Deposit may be deposited by the Escrow Agent in Citibank, N.A. or such other bank as the Escrow Agent may select. The Escrow Agent may (but shall not be required to) invest and reinvest the Escrow Amount in interest bearing account or "money market" account of banks or trust companies organized in the United States having a minimum net worth of $200 million, with maturity dates prior to the Effective Date.

                  3.       Release of Escrow Deposit.
                           -------------------------

          (a) The Escrow Agent shall deliver the Escrow Deposit as follows:

          If Traberman does not revoke the Settlement Agreement within the Revocation Period, the Escrow Agent initiate delivery of the Escrow Deposit to Traberman on the Effective Date in accordance with Section 3 of the Settlement Agreement.

          If  Traberman  does  revoke  the  Settlement   Agreement   within  the
Revocation Period, the Escrow Agent shall initiate delivery of the Escrow Deposit to EVI on the Effective Date.

          (b) Upon any delivery or deposit of the Escrow Deposit as provided in this Section 3, the Escrow Agent shall be released and discharged from any further obligation under this agreement.

                  4.       Notices.
                           -------

          All notices, instructions, objections or other communications under this agreement shall be in writing and shall be deemed given when sent by United States registered mail, return receipt requested, to the respective parties at the following addresses (or at such other address as a party may specify by notice given in accordance with this paragraph):

         If to EVI:

                  Emerging Vision, Inc.
                  1500 Hempstead Turnpike
                  East Meadow, NY  11554
                  Facsimile: 516.390.2140
                  Attention: George Papadopoulos

         with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention: Christopher Kelly, Esq.
                  Facsimile:  212.969.2900

         If to Traberman:

                  Robert A. Goldstein, Esq.
                  1350 Avenue of the Americas, 29th Floor
                  New York, NY 10019
                  Facsimile: 212.581.8958

         If to the Escrow Agent:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York 10036
                  Attention: Christopher Kelly, Esq.
                  Facsimile:  212.969.2900

                  5.       Miscellaneous.
                           -------------

          (a) The Escrow Agent shall serve under this agreement without fee.

          (b) If any provision of this agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction the remaining provisions of this agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. It is understood, however, that the parties intend each provision of this agreement to be valid and enforceable and each of them waives all rights to object to any provision of this agreement.

          (c) This agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this agreement or any interest in the Escrow Deposit without the written consent of the other parties, and any other purported assignment shall be void. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Escrow Deposit to any person other than, Traberman and EVI.

          (d) This agreement shall be governed by, interpreted, and construed in accordance with the laws of the State of New York.

          (e) The courts of New York State and the United States District Courts for New York shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this agreement. A summons or complaint or other process in any such action or proceeding served by mail in accordance with Section 4 of this agreement or in such other manner as may be permitted by law shall be valid and sufficient service.

          (f) This agreement contains a complete statement of all of the arrangements among the parties with respect to its subject matter and cannot be changed or terminated orally. Any waiver must be in writing.

          (g) This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          (h) The Section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

EVI:                       EMERGING VISION, INC.


                              By:
                                 --------------------------------
                                 Name:
                                 Title:


Traberman:                    By:
                                 --------------------------------
                                 Name: Sara V. Traberman


Escrow Agent:                               PROSKAUER ROSE LLP


                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT C



                                 MUTUAL RELEASE


          This Mutual Release ("Release") is entered into effective April 24th, 2001 (the "Effective Date"), by and between Balfour Investors Incorporated ("Balfour") and Jay Goldsmith ("Goldsmith") on one hand (collectively, the "Consultants"), and Sara V. Traberman ("Traberman") on the other hand.


                                    RECITAL:

Both parties desire to effect the complete extinguishment of any actual, asserted or prospective claim against one another that particularly relates or arrives from their respective relationships with Emerging Vision, Inc. Therefore, in consideration of the payment of One Dollar ($1.00), and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. This Release is subject to and conditional upon the receipt, prior to April ___, 2001, by Traberman's counsel, Robert A. Goldstein, Esq., 1350 Avenue of the Americas, 29th floor, New York, New York 10019 (Fax: 212.581.8958) of facsimiles of executed counterparts of this Release from Balfour and Goldsmith.

2. The Consultants do hereby release, cancel, forgive and forever discharge Traberman from each of her predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns,  and all of  their  officers,  directors,  employees,  agents  and attorneys from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or shall arise by reason of the referenced matter from the first day of the world, including this day and each day hereafter, and the Consultants do specifically waive any claim or right to assert any cause of action or alleged case of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mutual mistake, been omitted from this Release.

3. Traberman does hereby release, cancel, forgive and forever discharge the Consultants, each of their predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns,  and all of  their  officers,  directors,  employees,  agents  and attorneys from all actions, claims, demands, damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspected or not, which have arisen, or may have arisen, or shall arise by reason of the referenced matter from the first day of the world, including this day and each day hereafter, and Traberman does specifically waive any claim or right to assert any cause of action or alleged case of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mutual mistake, been omitted from this Release.

4. The provisions of this Release must be read as a whole and are not severable and/or separately enforceable by any party hereto.

5. The parties agree that this Release shall be governed for all purposes by the laws of the State of New York as such laws apply to contracts performed within the State of New York by its residents and that exclusive venue and exclusive personal jurisdiction for any action arising out of this Release shall lie in state or federal courts in the State and County of New York, and with respect to which the parties consent to personal jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed this Release in multiple counterparts as of the Effective Date.


SARA V. TRABERMAN



--------------------------------
Signature


BALFOUR INVESTORS, INC.


--------------------------------
Signature

--------------------------------
Print Name

--------------------------------
Title


JAY GOLDSMITH


--------------------------------
Signature